UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 19, 2016

GTx, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50549 (Commission File Number)	62-1715807 (I.R.S. Employer Identification No.)

175 Toyota Plaza 7th Floor Memphis, Tennessee (Address of principal executive offices)	38103 (Zip Code)

Registrant’s telephone number, including area code: (901) 523-9700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reconstitution of Director Classes

On February 18, 2016, solely in order to provide for a nearly equal apportionment of the members of the Board of Directors (the “Board”) of GTx, Inc. (the “Company”) among the three classes of the Company’s classified Board, as required by the Company’s charter documents, Marc S. Hanover tendered his resignation from the Board as a director of the class whose term of office expires at the Company’s 2018 Annual Meeting of Stockholders (a “Class II director”), with such resignation effective immediately, and, with the recommendation of the Nominating and Corporate Governance Committee of the Board, was re-elected to the Board as a Class I director immediately thereafter. After giving effect to Mr. Hanover’s resignation and immediate re-election to the Board, there are now two Class I directors (whose term of office expires at the Company’s 2017 Annual Meeting of Stockholders), two Class II directors (whose term of office expires at the Company’s 2018 Annual Meeting of the Stockholders) and two Class III directors (whose term of office expires at the Company’s 2016 Annual Meeting of the Stockholders). The reallocation of Mr. Hanover from one class of directors to another class of directors had no effect on any aspect of his employment relationship or compensatory arrangements with the Company, and he continues to serve as the Company’s Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTx, Inc.

Date:	February 19, 2016	By:	/s/ Henry P. Doggrell
		Name:	Henry P. Doggrell
		Title:	Vice President, Chief Legal Officer
and Secretary